UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  01/05/2011

Law Enforcement Associates Corp
(Exact name of registrant as specified in its charter)

Commission File Number:  -

(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

2609 Discovery Drive, Suite 125
Raleigh, NC 27616
(Address of principal executive offices, including zip code)

(919) 872-6210
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01.    Changes in Registrant's Certifying Accountant

Item 4.01. Changes in Registrant's Certifying Accountant.
On January 3, 2011, Law Enforcement Associates Corporation (the "Company") was notified that, Frazer Frost, LLP ("Frazer Frost"), the Company's independent accountant, and the principal accountant that was engaged to audit the Company's financial statements, was winding down operations as Frazer Frost and that the firms that had combined to form Frazer Frost, Frost, PLLC ("Frost") and Moore Stephens Wurth Frazer and Torbert, LLP ("MSWFT"), would resume their separate operations. Accordingly, Frazer Frost resigned as the Company's certifying accountant. Frost was registered with the Public Company Accounting Oversight Board (PCAOB) effective December 21, 2010. On January 5, 2011, the Audit Committee of the Board of Directors approved the appointment of Frost as its independent registered public accounting firm.

The financial statements for the year ended December 31, 2009 were reported on by Frazer Frost and the financial statements for the year ended December 31, 2008 were previously reported on by Frost, with an unqualified opinion. Frost will assume responsibility for the Frazer Frost audit of the Company for the year ended December 31, 2009 and all subsequent interim periods.

During the Company's most recent fiscal year ended December 31, 2009 and the subsequent interim period through the date of resignation, the Company did not consult with Frost on (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that may be rendered on the Company's financial statements, and Frost did not provide either a written report or oral advice to the Company that was an important factor considered by the Company in reaching a decision as to any accounting, auditing, or financial reporting issue; or (ii) the subject of any disagreement, as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions, or a reportable event within the meaning set forth in Item 304(a)(1)(v) of Regulation S-K. Prior to the merger of Frost and MSWFT into Frazer Frost on January 4, 2010, Frost was engaged as the Company's independent registered public accounting firm and would have in the normal course of the professional relationship, discussed a variety of matters, including the application of accounting principles, auditing standards, financial reporting issues, and reportable events with management, however their responses were not a condition to their retention.

Since the date of the Company's engagement of Frazer Frost through the date of this report, there were: (i) no disagreements between the Company and Frazer Frost on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of Frazer Frost, would have caused Frazer Frost to make reference to the subject matter of the disagreement in connection with their report; and (ii) no reportable events within the meaning set forth in Item 304(a)(1)(v) of Regulation S-K, other than a communication on internal control from Frazer Frost in March 2010. Concurrently with the issuance of its report on its audit of the Company's financial statements for the year ended December 31, 2009, Frazer Frost advised the Audit Committee of the Board of Directors of the Company of a material weakness in internal control over financial reporting relating to a failure to maintain a sufficient number of personnel to support the financial reporting process, among other things. Frazer Frost also advised that segregation of duties within the Company's accounting department did not exist due to limited personnel. Frazer Frost did not express an opinion nor provide assurance on internal control. Its advice, which it discussed with the Audit Committee, was based on the preliminary evaluations on internal control over financial reporting performed by management, as evaluated by Frazer Frost as a part of planning and performing its audit.

The Company has provided Frazer Frost a copy of the disclosures in this Form 8-K and has requested that Frazer Frost furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not Frazer Frost agrees with the Company's statements in this Item 4.01. A copy of the letter dated January 5, 2011 furnished by Frazer Frost in response to that request is filed as Exhibit 16.1 to this report.

Item 9.01.    Financial Statements and Exhibits

Item 9.01.   Financial Statements and Exhibits.
(c)        Exhibits
16.1        Letter of Frazer Frost, LLP dated January 5, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Law Enforcement Associates Corporation

Date: January 05, 2011	By:	/s/ Paul Briggs
Paul Briggs
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
EX-16.1